                          ARTICLES OF CONTINUANCE

                                    OF

                INTERNATIONAL COMFORT PRODUCTS CORPORATION



                 (As amended and restated through 9/30/97)

                          ARTICLES OF CONTINUANCE
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Name of Corporation

    INTERNATIONAL COMFORT PRODUCTS CORPORATION

    CORPORATION DES PRODUITS DE CONFORT INTERNATIONALE
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The place in Canada where the registered office is to be situated

    Municipality of Metropolitan Toronto, Province of Ontario
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The classes and any maximum number of shares that the corporation is authorized to issue

    An unlimited number of Class A Preference Shares, issuable in series; An unlimited number of Class B Preference Shares, issuable in series; An unlimited number of Ordinary Shares;
    The annexed Schedule I is incorporated in this form
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Restrictions if any on share transfers

    None
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Number (or minimum and maximum number) of directors

    Such number not less than three (3) nor more than thirteen (13) as the board of directors may from time to time determine
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Restrictions if any on businesses the corporation may carry on

    None
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(1) If change of name effected,      (2)Details of incorporation
    previous name

                                          September 1, 1991 @ 12:01 a.m.
    N/A                                   Certificate and Articles of
                                          Amalgamation - Manitoba
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Other provisions if any

    The annexed Schedule II is incorporated in this form.





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Date           /  Signature         /      Description of Office
               /                    /
July 20, 1992  / Arindra Singh      / Senior Vice President, Chief
               /                    / Financial Officer & Secretary
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
                          Articles of Continuance

                INTERNATIONAL COMFORT PRODUCTS CORPORATION
            CORPORATION DES PRODUITS DE CONFORT INTERNATIONALE

                                SCHEDULE 1

A.      ORDINARY SHARES

        The Ordinary Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

1.      Dividends

1.1 Subject to the prior rights of, and to any preference as to dividends provided to, the holders of any other shares ranking senior to the Ordinary Shares with respect to priority in the payment of dividends, the holders of the Ordinary Shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors out of moneys properly applicable to the payment of dividends, in such amounts and in such form as the board of directors may from time to time determine and all dividends which the board of directors may declare on the Ordinary Shares shall be declared and paid in equal amounts per share upon all Ordinary Shares at the time outstanding.

2.      Dissolution

2.1 In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs, subject to the prior rights of the holder of any other shares ranking senior to the Ordinary Shares with respect to priority in the distribution of assets upon liquidation, dissolution or winding-up, the holders of the Ordinary Shares shall be entitled to receive the remaining property and assets of the Corporation.

3.      Voting Rights

3.1 Except for meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series, the holders of Ordinary Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each Ordinary Share held at all meetings of the shareholders of the Corporation.

B.      CLASS A PREFERENCE SHARES

        The Class A Preference Shares, as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:
                                    -2-

        (i) the Class A Preference Shares may from time to time be issued in one or more series and subject to the following provisions, and subject to the sending of articles of amendment in prescribed form, and the endorsement thereon of a certificate of amendment in respect thereof, the directors may fix from time to time before such issue the number of shares that is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Class A Preference Shares including, without limiting the generality of the foregoing, the issue price per share of the shares of such series, the rate or amount of any dividends or the method of calculating any dividends, the dates of payment thereof, any redemption, purchase and/or conversion prices and terms and conditions of any redemption, purchase and/or conversion, and any sinking fund or other provisions;

        (ii) the Class A Preference Shares of each series shall, with respect to the payment of any dividends and any distribution of assets or return of capital in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, rank on a parity with the Class A Preference Shares of every other series and be entitled to preference over the Ordinary Shares, the Class B Preference Shares and any other shares of the Corporation ranking junior to the Class A Preference Shares. The Class A Preference Shares of any series may also be given such other preferences, not inconsistent with these articles, over the Ordinary Shares, the Class B Preferences Shares and any other shares of the Corporation ranking junior to such Class A Preference Shares as may be fixed in accordance with paragraph (i);

        (iii) if any cumulative dividends or amounts payable on the return of capital in respect of a series of Class A Preference Shares are not paid in full, all series of Class A Preference Shares shall participate rateably in respect of such dividends and return of capital;

        (iv) the Class A Preference Shares of any series may be made convertible into Ordinary Shares;

        (v) unless the directors otherwise determine in the articles of amendment designating a series, and subject to the provisions of the Canada Business Corporations Act and paragraph (vi) below, the Class A Preference Shares shall have no voting rights as a class; and
                                    -3-

        (vi) any amendment to the articles of the Corporation to remove or vary any rights, privileges, restrictions or conditions attaching to the Class A Preference Shares as a class or to create any other class of shares ranking in priority to or on a parity with the Class A Preference Shares, in addition to the authorization by special resolution, must be given by at least two-thirds of the votes cast at a meeting of the holders of Class A Preference Shares duly called for that purpose and at every such meeting a holder of a Class A Preference Share shall be entitled to one vote in respect of each Class A Preference Share held in addition to any other vote required by the Canada Business Corporations Act.

C.      CLASS B PREFERENCE SHARES

        The Class B Preference Shares, as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

        (i) the Class B Preference Share from time to time be issued in one or more series and subject to the following provisions, ad subject to the sending of articles of amendment in prescribed form, and the endorsement thereon of a certificate of amendment i respect thereof, the directors may fix from time to time before such issue the number of shares that is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Class B Preference Shares including, without limiting the generality of the foregoing, the issue price per share of the shares of such series, the rate or amount of any dividends or the method of calculating any dividends, the dates of payment thereof, any redemption, purchase and/or conversion prices and terms and conditions of any redemption, purchase and/or conversion, and any sinking fund or other provisions;

        (ii) the Class B Preference Shares of each series shall, with respect to the payment of any dividends and any distribution of assets or return of capital in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, rank on a parity with the Class B
        Preference Shares of every other series and be entitled to preference over the Ordinary Shares and any other shares of the Corporation ranking junior to the Class B
        Preference Shares. The Class B Preference Shares of any series may also be given such other preferences, not inconsistent with these articles, over the Ordinary Shares
                                    -4-

        and any other shares of the Corporation ranking junior to such Class B Preference Shares as may be fixed in accordance with paragraph (i);

        (iii) if any cumulative dividends or amounts payable on the return of capital in respect of a series of Class B Preference Shares are not paid in full, all series of Class B Preference Shares shall participate rateably in respect of such dividends and return of capital;

        (iv) the Class B Preference Shares of any series may be made convertible into Ordinary Shares;

        (v) unless the directors otherwise determine in the articles or amendment designating a series, and subject to the provisions of the Canada Business Corporations Act and paragraph (vi) below, the Class Preference Shares shall have no voting rights as a class; and

        (vi) any amendment to the articles of the Corporation to remove or vary any rights, privileges, restrictions or conditions attaching to the Class B Preference Shares as a class or to create any other class of shares ranking in priority to or on a parity with the Class B Preference Shares, in addition to the authorization by special resolution, must be given by at least two-thirds of the votes cast at a meeting of the holders of Class B Preference Shares duly called for that purpose and at every such meeting a holder of a Class B Preference Share shall be entitled to one vote in respect of each Class B Preference Share held in addition to any other vote by the Canada Business Corporations Act.

                          Articles of Continuance

                INTERNATIONAL COMFORT PRODUCTS CORPORATION
            CORPORATION DES PRODUITS DE CONFORT INTERNATIONALE


                                SCHEDULE II


8.      Other provisions, if any:

        Without limiting the powers of the board of directors as provided in the Canada Business Corporations Act (the "Act"), the board of directors may from time to time on behalf of the corporation:

        (1)      borrow money upon the credit of the corporation;

        (2) issue, reissue, sell or pledge debt obligations of the corporation;

        (3) to the extent permitted by the Act, give, directly or indirectly, financial assistance to any person by means of a loan, a guarantee to secure the performance of an obligation or otherwise; and

        (4) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the corporation, owned or subsequently acquired, to secure any obligation of the corporation.